Exhibit 5



  M.D.C. HOLDINGS, INC.
  3600 South Yosemite, Suite 900
  Denver, Colorado  80237
  (303) 773-1100


                                November 26, 1996


M.D.C. Holdings, Inc.
3600 South Yosemite
Suite 900
Denver, Colorado 80237

Ladies and Gentlemen:

         M.D.C. Holdings, Inc. (the "Company") has filed with the Securities and Exchange Commission a registration statement (the "Registration Statement") on Form S-3 (Number 33-______), which relates to the registration of 37,124 shares of the $.01 par value Common Stock of the Company (the "Shares") owned by Messrs. Larry A. Mizel and David D. Mandarich.

         I have examined such corporate records of the Company and such other documents as I have deemed appropriate to render this opinion.

         Based upon the foregoing, I am of the opinion that the Shares have been legally issued, fully paid and are non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                                 Sincerely,

                                                 /s/ Daniel S. Japha
                                                 ---------------------------
                                                 Daniel S. Japha
                                                 General Counsel - Corporate
                                                 and Secretary

DSJ:pfs